XANSER CORPORATION AND SUBSIDIARIES
Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906(A) OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, being the Chief Financial Officer of Xanser Corporation (the “Company”) hereby certifies that, to his knowledge, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this written statement required by Section 906 has been provided to Xanser Corporation and will be retained by Xanser Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ HOWARD C. WADSWORTH
Howard C. Wadsworth
Sr. Vice President, Treasurer and Secretary (Chief Financial Officer)

Date: May 10, 2007